Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Altisource Portfolio Solutions S.A. of our report dated March 30, 2023, relating to the consolidated financial statements of Altisource Portfolio Solutions S.A., appearing in the Annual Report on Form 10-K of Altisource Portfolio Solutions S.A. for the year ended December 31, 2022.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ RSM US LLP

Jacksonville, Florida

December 28, 2023